UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2025

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Boulevard, Suite 2100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2025, Applied Digital Corporation (the “Company”) entered into the first amendment (the “Amendment”) to the preferred equity purchase agreement (the “PEPA”), dated April 30, 2025, by and between the Company and the investors signatory thereto, in order to increase its access to capital to fund the continued construction and development of its Polaris Forge I data center in Ellendale, North Dakota.

The Amendment amends the PEPA to, among other things, (i) increase the aggregate commitment amount of the shares of Series G Convertible Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”) from $150 million to $300 million, and (ii) increase its access to capital by removing the Put Limitation (as defined in the PEPA) that had previously limited the aggregate purchase price for any Put Issuance (as defined in the PEPA) to no more than $75 million.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a form of which is attached hereto as Exhibit 10.1 and is incorporated in its entirety by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The offer and sale of the Series G Preferred Stock pursuant to the Amendment, and the shares of common stock of the Company, par value $0.001 (the “Common Stock”) issuable upon the conversion of the Series G Preferred Stock, is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Series G Preferred Stock, nor shall there be an offer, solicitation or sale of the Series G Preferred Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 14, 2025, the Company filed an amendment (the “Certificate of Designations Amendment”) to the Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, originally filed with the Secretary of State of the State of Nevada on April 30, 2025 (the “Certificate of Designations”).

The Certificate of Designations Amendment amends the Certificate of Designations to, among other things, (i) increase the initial Floor Price (as set forth in Section 1.5(c)(i) of the Certificate of Designations) to $12.50 from $4.25, and (ii) change the limit below which the Floor Price may not be reduced (as set forth in Section 1.5(c)(ii) of the Certificate of Designations) to $4.33 from $1.34. The Floor Price sets the minimum floor for the conversion price of the Series G Convertible Preferred Stock, which price may not be reduced unless the Company determines to do so in its discretion.

The foregoing description of the Certificate of Designations Amendment is qualified in its entirety by reference to the full text of the Certificate of Designations Amendment, a form of which is attached hereto as Exhibit 3.1 and is incorporated in its entirety by reference herein.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on August 14, 2025.
10.1	Form of First Amendment to Preferred Equity Purchase Agreement, dated August 14, 2025, by and between the Company and the investors signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 15, 2025	By:	/s/ Saidal Mohmand
	Name:	Saidal Mohmand
	Title:	Chief Financial Officer